Exhibit 10.7

RETENSION PHARMACEUTICALS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of ________ __, 20__, is made between Retension Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [______________] (the “Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee recognize that corporate litigation subjects directors and officers to expensive litigation risks, and that the amount of time and expense required to resolve such matters often bears no reasonable relationship to the merit of the claims asserted;

WHEREAS, Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), under which the Company is organized, empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

WHEREAS, Section 145(g) of the DGCL allows for the purchase of director and officer (“D&O”) liability insurance by the Company, which can cover asserted liabilities without regard to whether they are indemnifiable by the Company;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, individuals considering service or presently serving expect to be extended market terms of indemnification commensurate with their position, and that entities such as the Company will endeavor to maintain appropriate D&O insurance; and

WHEREAS, in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company or otherwise serve the Company in an indemnifiable capacity as set forth below, the Company and Indemnitee enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Indemnitee and the Company agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a direct or indirect subsidiary or parent of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company, or a direct or indirect subsidiary or parent of the Company, as a director, officer, employee, manager, partner, fiduciary, or agent of another foreign or domestic corporation, limited liability company, employee benefit plan, nonprofit entity, partnership, joint venture, trust or other enterprise; or was a director, officer, employee, manager, partner, fiduciary, or agent of a foreign or domestic entity which was a predecessor of the Company or a direct or indirect parent or subsidiary of the Company, or was a director, officer, employee, manager, partner, fiduciary, or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor entity. For the purposes of this Agreement, (i) “director, officer, employee, manager, partner, fiduciary, or agent” and “foreign or domestic corporation, limited liability company, employee benefit plan, nonprofit entity, partnership, joint venture, trust or other enterprise” shall be deemed to include foreign equivalents of such positions and such entities, and (ii) “direct or indirect subsidiary or parent” means any degree of ownership or control.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding Voting Securities immediately prior thereto continuing to represent at least a majority of the total voting power represented by the Voting Securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(d) “Corporate Status” means the status of a person who is, becomes, was or may be deemed to be or to have been a director, controlling person, officer, employee, agent or fiduciary of the Company or is, becomes or was serving at the request of the Company as a director, controlling person, officer, partner, member, stockholder, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(e) “Disinterested Director” means, with respect to any request by Indemnitee for indemnification hereunder, a director of the Company who at the time of the vote is not a named defendant or respondent in the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, retainers, accountants’ fees, experts’ fees, court costs, transcript costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and related costs and disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense, or appeal of a Proceeding, or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding. Should any payments by the Company by or on behalf of Indemnitee under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments.

(i) “Final Adjudication” and “finally adjudged” means a final judgment or other binding determination from which there is no further procedural recourse, including without limitation following exhaustion or expiration of all available appeals.

(j) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in relevant matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder, or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding Voting Securities; provided, however, that “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Where required by this Agreement, Independent Counsel shall be retained at the Company’s sole expense.

(k) “Proceeding” means any threatened, pending, or completed action, claim, demand, discovery request, subpoena, hearing, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding whether formal or informal, civil, criminal, administrative, arbitrative or investigative, including any such investigation or proceeding instituted by or on behalf of the Company or the Board, including any appeal of the foregoing, in which Indemnitee is or reasonably may be involved as a party or target, that is associated with Indemnitee’s being an Agent of the Company or Indemnitee’s Corporate Status.

(l) “Securities Act” means the Securities Act of 1933, as amended.

(m) “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and/or one or more other Subsidiaries.

(n) “Voting Securities” means any securities that vote generally in the election of directors.

Section 2. Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the bylaws of the Company (the “Bylaws”) or any Subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service by Indemnitee. The Company shall have no obligation under this Agreement to continue Indemnitee in any position.

Section 3. D&O Liability Insurance

(a) Maintenance of D&O Insurance. The Company covenants and agrees that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers of a minimum A.M. Best rating of A-VII. In the event of a Change in Control, the Company shall, subject to Section 3(c), either (i) maintain such D&O Insurance for six (6) years or (ii) purchase a six (6) year tail for such D&O Insurance.

(b) Rights and Benefits. In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s Agents of the same standing as Indemnitee.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance at all, or of any type, terms, or amount, if the Company determines in good faith and after using commercially reasonable efforts that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited so as to provide an insufficient or unreasonable benefit; Indemnitee is covered by similar insurance maintained by a parent, subsidiary, or affiliate of the Company; or the Company is to be acquired and a tail policy of reasonable terms and duration can be purchased for pre-closing acts or omissions by Indemnitee.

Section 4. Mandatory Indemnification. Subject to the terms of this Agreement:

(a) Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding; provided that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) Proceedings By or in the Right of the Company. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding; provided that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction, unless and only to the extent that the Delaware Court of Chancery shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery shall deem proper.

(c) Actions Where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

(d) Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e) Limitations. Notwithstanding the foregoing provisions of Sections 4(a), 4(b), 4(c) and 4(d), but subject to the exception set forth in Section 15 which shall control, the Company shall not be obligated to indemnify Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under a corporate insurance policy, or under a valid and enforceable indemnity clause, right, by-law, or agreement; and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of Indemnitee from any such source, Indemnitee shall return to the Company the amounts subsequently received by Indemnitee from that source.

(f) Witness. In the event that Indemnitee is not a party or threatened to be made a party to a Proceeding, but is subpoenaed (or given a written request to be interviewed by or provide documents or information to a government authority of any jurisdiction) in such a Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything witnessed or allegedly witnessed by Indemnitee in that capacity, the Company shall indemnify Indemnitee against all actually and reasonably incurred out-of-pocket costs (including without limitation legal fees) incurred by Indemnitee in responding to such subpoena or written request for an interview. As a condition to this right, Indemnitee must provide notice of such subpoena or request to the Company within fourteen (14) days, otherwise the Company’s obligation to pay such costs shall only attach for costs incurred from the date of notice.

Section 5. Indemnification for Expenses in a Proceeding in Which Indemnitee is Wholly or Partly Successful

(a) Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

(b) Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.

(c) Dismissal. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee, then to the extent allowed by law, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall, in lieu of indemnifying Indemnitee, contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, active or passive conduct, and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

Section 7. Mandatory Advancement of Expenses

(a) Advancement. Subject to the terms of this Agreement and following notice pursuant to Section 9(a) below, the Company shall advance, interest free, all Expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company (unless there has been a Final Adjudication such that Indemnitee is not entitled to indemnification for such Expenses) upon receipt of satisfactory documentation supporting such Expenses. Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. Such advancement of Expenses shall otherwise be unsecured and without regard to Indemnitee’s ability to repay. The advances to be made hereunder shall be paid by the Company to Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company, along with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to advancement (which shall include without limitation reasonably detailed invoices for legal services, but with disclosure of confidential work product not required if that would work a waiver of privilege as to an adverse party). The Company shall discharge its advancement duty by, at its option, (i) paying such Expenses on behalf of Indemnitee, (ii) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimbursing Indemnitee for Expenses already paid by Indemnitee. This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 12.

(b) Undertakings. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which constitutes an undertaking whereby Indemnitee promises to repay any amounts advanced if and to the extent that it shall ultimately be determined (in a Final Adjudication by a court from which there is no further right of appeal) that Indemnitee is not entitled to indemnification by the Company. Indemnitee shall not be required to provide collateral or otherwise secure such undertaking.

Section 8. Settlement Provisions. The Company may not settle any claim held by Indemnitee without express written consent of Indemnitee, which may be given or withheld in Indemnitee’s sole discretion. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or claim without the Company’s prior written consent. The Company shall not settle any Proceeding or claim in any manner that would impose any fine, Expense, limitation or other obligation on Indemnitee. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 9. Notice and Other Indemnification Procedures

(a) Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company; provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding and already has notice of all the matters for which Indemnitee is demanding indemnification and advancement.

(b) Insurance. If the Company receives notice pursuant to Section 9(a) of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company; (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent the Company waives such requirement in writing. Indemnitee and his or her counsel shall provide reasonable cooperation with such insurer on request of the Company.

Section 10. Determination of Right to Indemnification

(a) Right to Indemnification. In the event that Section 5(a) is inapplicable, the Company shall indemnify Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 10(b) that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification.

(b) Methods of Determination. A determination of Indemnitee’s right to indemnification under this Section 10 shall be made at the election of the Board: (i) by a majority vote of Disinterested Directors, even though less than a quorum; (ii) by a committee of the Board consisting of Disinterested Directors, who, even though less than a quorum, have been designated by a majority vote of the Disinterested Directors; (iii) if there are no such Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel chosen by the Company in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iv) by the Company’s stockholders. However, in the event there has been a Change in Control, then the determination shall, at Indemnitee’s sole option, be made by Independent Counsel as in clause (iii) above, with Company choosing the Independent Counsel subject to Indemnitee’s consent, such consent not to be unreasonably withheld.

(c) Submission for Decision. As soon as practicable, and in no event later than thirty (30) days after Indemnitee’s written request for indemnification, the Board shall select the method for determining Indemnitee’s right to indemnification. Indemnitee shall cooperate with the person or persons or entity making such determination with respect to Indemnitee’s right to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.

(d) Deemed Approval. If the person or persons empowered or selected under this Section 10 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request by Indemnitee therefor, the determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination.

(e) Presumption and Burden of Proof. Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification, and the Company shall have the burden of proof in overcoming that presumption by a preponderance of the evidence. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the presumption is overcome by the Company’s providing information sufficient to overcome such presumption by a preponderance of the evidence.

(f) Good Faith. Indemnitee shall be fully indemnified for those matters where, in the performance of his or her duties for the Company, he or she relied in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence and who was selected with reasonable care by or on behalf of the Company.

(g) Final Adjudication. In no event shall Indemnitee’s right to indemnification (apart from advancement of Expenses) be determined prior to a Final Adjudication in a Proceeding at issue if the Proceeding is both ongoing, and of the nature to have a Final Adjudication, unless a Final Adjudication in another Proceeding establishes that Indemnitee is not entitled to indemnification in the first Proceeding.

Section 11. Judicial Remedies and Enforcement

(a) Application to Court. If (i) a claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within sixty (60) days after the request therefor, (iii) the advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, Indemnitee shall have the right at his or her option to apply to the Delaware Court of Chancery, for the purpose of enforcing Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement Upon written request by Indemnitee, the Company shall consent to service of process.

(b) De Novo Review. If a determination shall have been made pursuant to Section 10 that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding commenced pursuant to this Agreement shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding commenced pursuant to this Agreement, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement, with the burden of proof on the Company to prove, by a preponderance of the evidence (or higher standard if required by relevant law), that Indemnitee is not so entitled.

(c) Expenses Related to Enforcement. The Company shall indemnify Indemnitee against all reasonable Expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 11 involving Indemnitee, and against all reasonable Expenses incurred by Indemnitee in connection with any other proceeding between the Company and Indemnitee to the extent involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, if and to the extent Indemnitee is successful.

(d) Specific Performance. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in a court per the Agreement in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

(e) Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 7; provided that the required documents have been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 12. Neither the failure of the Company or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct. Any determination by the Company concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware.

Section 12. Exceptions to Indemnification. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee (including cross actions), with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the Proceeding is brought pursuant to Section 11 specifically to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a Final Adjudication, in which case Section 11(c) shall control. For clarity, the raising of defenses by the Company by way of argument or affirmative defenses in an Indemnitee-initiated Proceeding against the Company shall not themselves be deemed to be a Proceeding.

(b) Fees on Fees. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding.

(c) Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

(d) Claims Under Exchange Act Section 16(b). To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law (provided, however, that the Company must advance Expenses for such matters as otherwise permissible under this Agreement).

(e) Payments Contrary to Law. To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.

(f) Required Reimbursement. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any compensation, including bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Act or the Exchange Act (including without limitation reimbursements that (i) arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002, or (ii) arise pursuant to regulations or policies adopted in compliance with Section 954 of the Investor Protection and Securities Reform Act of 2010, as amended).

(g) Unlawful Indemnification. To indemnify Indemnitee if (and to the extent that) a court having jurisdiction in the matter shall ultimately determine (in a Final Adjudication) that such indemnification is not lawful.

Section 13. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the certificate of incorporation of the Company (the “Certificate of Incorporation”) or Bylaws, the vote of the Company’s stockholders or Disinterested Directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while occupying Indemnitee’s position as an Agent of the Company. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. This Agreement shall supersede all prior indemnification agreements with the Company; provided, Indemnitee is entitled to any advancement or indemnification rights (pursuant to the Certificate of Incorporation, Bylaws, a prior indemnification agreement, or other agreement) in effect at the time of Indemnitee’s service that is at issue in the matter potentially subject to indemnification, to the extent such rights are more favorable to Indemnitee than those granted herein. To the extent that there is a change in the DGCL (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

Section 14. Subrogation. Subject to the limitations of Section 15, in the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses. Subject to the limitations of Section 15, the Company’s obligation to indemnify or advance Expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that the Company has fully paid such indemnity or Expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification.

Section 15. Primacy of Indemnification. The Company acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses, or liability insurance, neither procured nor provided by the Company (including for this Section 15 any parent, affiliate, Subsidiary, investment vehicle, or joint venture of the Company) nor any entity Indemnitee served or is serving at the direction of the Company, from a third party (collectively, the “Third Party Indemnitors”). The Company agrees that (i) it is the indemnitor of first resort, i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess, (ii) it shall advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights Indemnitee may have against the Third Party Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Third-Party Indemnitor on behalf of Indemnitee shall affect the foregoing, and the Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of the terms of this Section 15. The Company, on its own behalf and on behalf of its insurers to the extent allowed by its insurance policies, waives subrogation rights against Indemnitee and Third-Party Indemnitors.

Section 16. No Imputation. The knowledge or actions, or failure to act, of any director, officer, employee, or agent of the Company, or the Company itself shall not be imputed to Indemnitee for the purpose of determining Indemnitee’s rights hereunder.

Section 17. Duration and Survival of Rights

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, such remaining provisions shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 19. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (even if similar) nor shall such waiver constitute a continuing waiver. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one (1) business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by electronic transmission if delivered during business hours or on the next successive business day if delivered by electronic transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

Section 21. Governing Law and Consent to Jurisdiction. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the DGCL. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby, including any prior indemnification agreements, are expressly superseded by this Agreement.

Section 23. Construction Rules. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days shall be deemed references to calendar days, (b) any reference to a “Section” shall be deemed to refer to a section of this Agreement, and (c) the words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” for purposes of this Agreement.

Section 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement, and electronically transmitted signatures shall be valid.

[Signature Page Follows]

The parties hereto have entered into this Indemnification Agreement, including the undertaking contained herein, effective as of the date first above written.

COMPANY:

RETENSION PHARMACEUTICALS, INC.

By:
Name:
Title:

Address:

Retension Pharmaceuticals, Inc.
Attn: Corporate Secretary

[___________________________]

[___________________________]

The parties hereto have entered into this Indemnification Agreement, including the undertaking contained herein, effective as of the date first above written.

INDEMNITEE:

[NAME]

Address: